Exhibit 10.3

CHASE [Logo]

Lee P .Brennan

Vice President

Corporate Banking Credit

October 25, 2005

Mr. Scott J. Salantrie

CDI Corp.

1717 Arch Street, 35th Floor

Philadelphia, P A 19103

Dear Scott:

This letter supersedes and replaces our advice of line of credit letter dated November 16, 2004.

We are pleased to advise you that based upon your annual financial statements for the fiscal year 2004, JPMorgan Chase Bank (the “Bank”) has approved your request for a line of credit in the aggregate amount of $25,000,000.00. Our officers may, at their discretion, make short term loans to CDI Corporation on such terms as are mutually agreed upon between us from time to time.

Borrowings under this line are intended to be used to meet your normal short term capital needs and will bear interest at such a rate as shall be mutually agreed upon by each of us from time to time.

As this line is not a commitment, credit availability is, in addition, subject to your execution and delivery of such documentation as the Bank deems appropriate and the receipt and continuing satisfaction with current financial information (including without limitation audited annual and unaudited quarterly financial statements, promptly prepared and received), which information will be furnished to the Bank as it may from time to time reasonably request, and continuing satisfaction with your financial condition, business affairs and prospects. This line expires on February 28, 2006.

We are pleased to be of service and trust you will call upon us to assist in any of your banking requirements.

Very truly yours,

/s/ Lee P. Brennan

Lee P. Brennan

Vice President

JPMorgan Chase Bank, N.A.· Commercial Banking· NY1-L332, 277 Park Avenue, 16th Floor, New York, NY 10172

Telephone: 2126223623 • Facsimile: 646 534 3078

lee.brennan@chase.com

October 25, 2005

ENDORSEMENT NO.1

The Promissory Note dated November 16, 2004 (the “Note”) of CDI CORP. (the “Borrower”) to which this Endorsement No. 1 is attached and evidencing a $20,000,000 uncommitted line of credit facility (“Line of Credit”) extended by JPMORGAN CHASE BANK, N.A., formerly JPMorgan Chase Bank (the “Bank”) to the Borrower is hereby amended by:

1.	deleting “$20,000,000” from the caption and in the first paragraph of the Note, and substituting therefor “$25,000,000” as the amended principal amount of the Note and available amount under the Line of Credit;

2.	deleting “November 15, 2005” in the first paragraph of the Note and substituting therefor “February 28, 2006” as the amended Maturity Date of the Note and expiration date for the Line of Credit.

CDI CORP.

By:	/s/ Mark A. Kerschner
Title:	EVP

JPMORGAN CHASE BANK, N.A.

By:	/s/ Lee P. Brennan
Vice President